Exhibit 10.2

CONSULTING AGREEMENT

This Agreement (“Agreement”) entered into the 14th day of January, 2010, and effective as of the 1st day of September 2009 (the “Effective Date”), between Biomet Inc., having its principal offices at 56 East Bell Drive, Warsaw, Indiana 46582 (“Biomet”), and Dane A. Miller, Ph.D., having his mailing address at 16 Stone Camp, Winona Lake, Indiana 46590 (“Consultant”).

WITNESSETH:

WHEREAS, Consultant is a sole proprietor who was formerly employed as the President and Chief Executive Officer of Biomet, and currently serves as a director of Biomet; and

WHEREAS, Biomet agrees to retain Consultant to provide certain consulting services to Biomet and Consultant agrees to provide such services to Biomet on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the mutual covenants contained in the Agreement, the parties hereby agree as follows:

1.    Independent Services. Biomet hereby engages Consultant to perform certain consulting services for Biomet, its subsidiaries and affiliates, and Consultant hereby agrees to perform such services, upon the terms and conditions of this Agreement.

2.    Duties and Responsibilities of Consultant. During the term of this Agreement, Consultant’s duties as a consultant for Biomet shall be:

(i)

Tasks reasonably and customarily fulfilled by a consultant of the type and nature of Consultant, said tasks to be performed during regular business hours of Biomet during Biomet’s customary work week, Monday through Friday, with Biomet providing Consultant reasonable notice of the tasks which Biomet will request Consultant to perform (reasonable notice by Biomet to Consultant shall not be less than fifteen (15) days written notice by Biomet to Consultant of the tasks Consultant shall perform for and on behalf of Biomet in his capacity as a consultant to Biomet), which said tasks shall be issued from the office of Biomet’s Chief Executive Officer; and

(ii)

The foregoing consulting duties of Consultant shall not exceed twenty (20) hours per week, an aggregate of not greater than forty (40) hours per month, and an aggregate of not greater than four hundred (400) hours per year;

3.    Compensation / Travel Expenses / W-9 Tax Form.

(a)	As full compensation for all authorized services rendered by Consultant under Section 2 and for any other obligations under this Agreement, Biomet shall pay Consultant as follows:

(i)

Biomet shall reimburse Consultant for the out-of-pocket fees and expenses of the services of a secretary and the provision of an office (not in Biomet’s facilities), not to exceed One Hundred Thousand Dollars ($100,000), paid quarterly, per fiscal year (pro-rated for any partial years); and

(ii)	For the consulting services identified in this Agreement, Biomet shall pay Consultant Two Hundred Fifty Thousand Dollars ($250,000), paid quarterly, per fiscal year (pro-rated for partial years).

(b)

Biomet agrees to provide Consultant and his spouse with coverage under the Company’s health care plans in which Consultant is entitled to participate as an outside director of the Company or equivalent coverage until Consultant and Consultant’s spouse turn age 65.

(c)

Biomet agrees to pay Consultant’s reasonable actual travel and lodging expenses related to travel approved in advance by the President and Chief Executive Officer of Biomet and required for Consultant to perform the consulting services identified in this Agreement. Payment of such expenses shall be made only in the event that Consultant makes such travel and lodging arrangements through Biomet’s travel department or a Biomet-approved travel agency. Consultant agrees that all travel and lodging expenses shall be governed by and subject to Biomet’s travel policies as made and known to Consultant from time to time. Biomet also agrees to reimburse Consultant for minor, miscellaneous, reasonable out-of-pocket expenses related to such approved travel, such as ground transportation and modest meals, subject to receipt of reimbursement requests by Biomet and review and approval of such expenses by Biomet. Consultant shall not bill Biomet in advance of incurring any expenses.

(d)	In no event shall Biomet make any payment to Consultant until Consultant completes and returns a Form W-9 titled “Request for Taxpayer Identification Number”, a copy of which form is attached hereto.

4.    Independent Contractor. Consultant is solely an independent contractor and agrees that neither Consultant nor Consultant’s staff are employees of Biomet, and they are not entitled to employment benefits from Biomet with the exception of benefits as specifically set forth in Section 3. Consultant further agrees that the only monetary or economic obligation of Biomet to Consultant shall be to provide payment as set forth in Section 3.

5.    Tax Liabilities. All amounts payable hereunder to Consultant shall be paid without reduction by Biomet for any local, state or federal income, employment or withholding taxes, it being the intention of the parties that Consultant shall be solely responsible for the payment of all taxes imposed or related to his business activities.

6.    Term and Termination.

(a)

The term of this Agreement shall commence on the Effective Date and shall continue until the earlier of (i) the second anniversary of the Effective Date, (ii) an Initial Public Offering, or (iii) a Change of Control (the “Term”).

(b)

Except as set forth above, either party may terminate this Agreement before the end of the Term only if the other party has breached a material term of the Agreement, and the breaching party has failed to remedy such breach within thirty (30) calendar days following written notice from the non-breaching party. Upon such termination, Biomet shall pay to Consultant all compensation payable to Consultant for services rendered up to the date of termination, and Biomet shall have no further liability to Consultant.

(c)

This Agreement shall terminate immediately upon the death or disability of Consultant during the Term and in such event, Biomet shall pay to Consultant or Consultant’s personal representative all compensation payable to Consultant for services rendered up to the date on which his death or disability occurs, and Biomet shall have no further liability to Consultant or his personal representative.

(d)

For purposes of this Section 6, the terms “Initial Public Offering” and “Change of Control” have the meanings ascribed to such terms in the LVB Acquisition, Inc. Management Equity Incentive Plan, adopted November 16, 2007.

7.    Confidential Information. Consultant recognizes that, because of the nature of Biomet’s business and the nature of the services he will be providing to Biomet, Consultant will, during the term of this Agreement, become acquainted with Biomet’s customers, products and technology and will be given access to such information and to certain other valuable proprietary information of a confidential nature which is developed, compiled, and utilized by Biomet in its business. Consultant shall not, during the term of this Agreement or thereafter, disclose any item of Confidential Information of Biomet to any third party or use any such item for his own benefit or for the benefit of any third party without the prior written consent of Biomet, until such time that such Confidential Information shall have properly become known to the general public. For purposes of this Agreement, the term “Confidential Information,” shall mean and refer to, without limitation, (a) any information, documentation or technology designated as confidential or secret, or of any trade secret of a confidential nature which is required to be maintained as such for continued success of the business of Biomet, or (b) any information identifying the customers to whom Biomet sells its products and services, including product and service requirements and preferences of such customers.

8.    Non-Competition and Non-Solicitation.

(a)

Non-Competition. Consultant agrees that during the term of this Agreement and for one year thereafter, Consultant shall not, directly or indirectly, engage, participate, or assist in any business organization whose activities or products are directly competitive with the activities or products of Biomet, or any subsidiary or affiliate of Biomet, in areas where the Biomet does business, whether as owner, part-owner, stockholder, partner, director, officer, trustee, Consultant, agent, consultant or any other capacity, on his own behalf or on behalf of any corporation, partnership, or other business organization. Consultant may make passive investments in a competitive enterprise the shares of which are publicly traded, provided that Consultant’s holdings in such enterprise, together with the holdings of any of the Consultant’s affiliates (as that term is defined in Rule 405 of the Rules under the Securities Exchange Act of 1934, as amended), do not exceed 1% of the outstanding shares of the stock of such enterprise.

(b)

Non-Solicitation. Consultant agrees that during the term of this Agreement and for one year thereafter, he shall not (i) directly or indirectly solicit any person (natural or otherwise) to purchase or sell products directly or indirectly competitive with the Biomet’s products if the person is or had been a vendor or purchaser of Biomet products during the 12 months prior to the termination of this Agreement, or (ii) recruit or otherwise solicit or induce any person who is at the time an executive, employee, consultant or sales associate of Biomet to terminate his employment with, or cease his relationship with Biomet, or hire any such executive, consultant, or sales associate who has left the employ of the Biomet within one year of that executive’s, consultant’s, or sales associate’s employment with Biomet.

(c)

Restrictions Reasonable. The confidentiality restrictions and the restrictions against competition and solicitation set forth above are considered by the parties to be reasonable for the purposes of protecting the business of Biomet. If any restriction is found by a court of competent jurisdiction to be unenforceable because it extends for too long a period of time, over too broad a range of activities or in too large a geographic area, that restriction shall be interpreted to extend only over the maximum period of time, range of activities or geographic areas as to which it may be enforceable.

9.    Inventions, Developments and Proprietary Rights.

(a)

Ownership of Inventions and Developments. Consultant agrees that all Inventions and Developments which he conceives or develops, in whole or in part, either alone or jointly with others, during the term of this Agreement with the Company will be the sole property of Biomet. Biomet will be the sole owner of all patents, copyrights and other proprietary rights in and with respect to such Inventions and Developments. To the fullest extent permitted by law, such Inventions and Development shall be classed as “work made for hire.”

Consultant hereby transfers and assigns to Biomet all proprietary rights which he may have or acquire in any Inventions and Developments, and waives all moral rights or other special rights which he may have or which may accrue in the Inventions and Developments. The provisions of this Section 9 shall apply to all Inventions and Developments conceived or developed during the term of this Agreement with Biomet, and whether or not further development or reduction to practice takes place after termination of this Agreement. For purposes of this Agreement, it will be presumed that the Inventions and Developments conceived by Consultant which are reduced to practice within one year after termination of this Agreement were conceived during the term of this Agreement with Biomet, unless the Consultant is able to establish a later conception date by clear and convincing evidence. Consultant agrees to promptly disclose to Biomet all Inventions and Developments which are or may be subject to this Agreement which represent Inventions under Section 9.

(b)

Obtaining and Enforcing Proprietary Rights. Consultant agrees to assist Biomet, at Biomet’s request and expense, in obtaining and enforcing patents, copyrights, and other proprietary rights with respect to Inventions and Developments throughout the world. After termination of this Agreement, Biomet shall compensate Consultant at the rate of Five Hundred Dollars ($500) per hour for time spent by Consultant at Biomet’s request on such assistance. If Biomet is unable for any reason to secure Consultant’s signature on any document reasonably necessary or appropriate to obtain or enforce any patent, copyright and other proprietary rights (including renewal, extensions, continuations, division or continuations in part), Consultant irrevocably designates and appoints Biomet and its duly authorized officers and agents as his agents and attorney-in-fact for the sole purpose of executing and filing documents and doing all other lawful acts necessary to accomplish the purposes set out in this Section 9 with the same legal force and effect as if executed by Consultant.

(c)	Definitions. For purposes of this Section 9, the following definitions apply:

(i)

Inventions and Developments. The term “Inventions and Developments” means all inventions, developments, creative works and useful ideas of any description (including, but not limited to, discoveries and improvements that consist of or relate to any form or Proprietary Information), whether or not patentable, which either (a) relate at the time of conception or development to the actual or demonstrably anticipated business of Biomet or to actual or demonstrably anticipated research and development; (b) result from or relate to work performed for Biomet, whether during normal business hours or not; (c) are developed on Consultant’s consulting time; or (d) are developed through the use of Biomet’s Proprietary Information, equipment, software or other facilities or resources.

(ii)

Proprietary Information. The term “Proprietary Information” means information which Biomet possesses or to which Biomet has rights, which has commercial value including, but not limited to, trade secrets, product ideas designs, configurations, processes techniques, formulas, software, improvements, invention, data, know-how, copyrightable material, marketing plans and strategies, sales and financial reports and forecasts and customer lists. Proprietary Information includes information developed by Consultant during the term of this Agreement or otherwise relating to Inventions and Developments which belong to Biomet under this Section 9, as well as other information to which Consultant may have access in connection with his consulting duties.

10 .    Governing Law. In the event of any dispute hereunder, the laws of the State of Indiana shall govern the validity, performance, enforcement and any other aspect of this Agreement, notwithstanding any jurisdiction’s choice of law rules to the contrary.

11.    Arbitration. If any matter involving claims and/or disputes or other questions arising out of, or relating to this Agreement or to a breach hereto or default hereunder cannot be settled by mutual agreement within thirty (30) days following notice by one party to the other that such party deems a claim, dispute, question, reach or default to have arisen hereunder, such matter shall be settled by arbitration in accordance with the then current CPR Non-Administered Arbitration Rules, by a sole arbitrator. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. §§1-16, and judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof. The place of arbitration shall be South Bend, Indiana. The arbitrator is not empowered to award punitive damages or damages in excess of compensatory damages and each party hereby irrevocably waives any right to recover any damages other than compensatory damages with respect to any dispute resolved by arbitration.

12.    Federal Anti-Kickback Statute. Biomet and Consultant will not violate 42 U.S.C. § 1320 a -7b (b) (Anti-Kickback Statute) in the performance of this Agreement.

13.    Compliance with Laws/FCPA. In addition to the specific provisions elsewhere in this Agreement, Consultant shall comply with all laws applicable to the services in any jurisdiction in which Consultant performs any of the services. Consultant further acknowledges that he is aware of and shall comply with the provisions of the Foreign Corrupt Practices Act, 15 USC §78dd-1 thru 3, as amended, and any laws of any jurisdiction relating to commercial bribery. By way of example and not limitation, except as permitted by law, Consultant shall not offer, pay, or promise to pay, any money or thing of value, directly or indirectly, to any person who is a government official for the purpose of obtaining or retaining any business. For these purposes “government official” shall include any employee of any governmental entity, political party, or public international organization, any political party official, or any candidate for public office in any jurisdiction.

14.    Use of Name and Logo. Consultant will not use for publicity, promotion, or otherwise, any logo, name, trade name, service mark, or trademark of Biomet or its affiliates, or any simulation, abbreviation, or adaptation of the same, without Biomet’s prior, written, express consent. Biomet may withhold such consent in Biomet’s absolute discretion.

15.    Notices. Notices required or permitted to be given under this Agreement shall be in writing and effective upon delivery in person or by certified mail, return receipt requested, or via telefax to the parties at the addresses set forth above.

16.    Assignment. This Agreement and all of Consultant’s rights, duties and obligations under this Agreement are personal in nature and shall not be assignable by Consultant.

17.    Non-Waiver. The failure of either party to insist in any one or more instances upon performances of any of the provisions of this Agreement or to pursue their rights hereunder shall not be construed as a waiver of any such provision or the relinquishment of any such rights.

18.    Entire Agreement; Severability. This Agreement constitutes the entire understanding of the parties and supersedes all prior discussions, negotiations, agreements and understandings, whether oral or written, with respect to its subject matter. This Agreement may be modified only by a written instrument properly executed by the both parties.

The parties have executed this Agreement effective as of the day and year first above written.

BIOMET, INC.		CONSULTANT

By:	/s/ Jeffrey R. Binder	/s/ Dane A Miller
	Jeffrey R. Binder	Dane A. Miller, Ph.D.
	President and Chief Executive Officer	Consultant

IRS FORM W-9

Form **W-9**
(Rev. October 2007)
Department of the Treasury
Internal Revenue Service

Request for Taxpayer Identification Number and Certification

Give form to the requester. Do not send to the IRS.

Print or type
See Specific Instructions on page 2

Name (as shown on your income tax return)

Business name, if different from above

Check appropriate box: ☐ Individual/Sole proprietor ☐ Corporation ☐ Partnership
☐ Limited liability company. Enter the tax classification (D=disregarded entity, C=corporation, P=partnership) ▶ ------
☐ Other (see instructions) ▶
☐ Exempt payee

Address (number, street, and apt. or suite no.)

Requester's name and address (optional)

City, state, and ZIP code

List account number(s) here (optional)

Part I **Taxpayer Identification Number (TIN)**

Enter your TIN in the appropriate box. The TIN provided must match the name given on Line 1 to avoid backup withholding. For individuals, this is your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the Part I instructions on page 3. For other entities, it is your employer identification number (EIN). If you do not have a number, see *How to get a TIN* on page 3.

Note. If the account is in more than one name, see the chart on page 4 for guidelines on whose number to enter.

Social security number

or

Employer identification number

Part II **Certification**

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and
2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and
3. I am a U.S. citizen or other U.S. person (defined below).

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the Certification, but you must provide your correct TIN. See the instructions on page 4.

Sign Here Signature of U.S. person ▶ Date ▶

General Instructions

Section references are to the Internal Revenue Code unless otherwise noted.

Purpose of Form

A person who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) to report, for example, income paid to you, real estate transactions, mortgage interest you paid, acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA.

Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN to the person requesting it (the requester) and, when applicable, to:

1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued),

2. Certify that you are not subject to backup withholding, or

3. Claim exemption from backup withholding if you are a U.S. exempt payee. If applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners' share of effectively connected income.

Note. If a requester gives you a form other than Form W-9 to request your TIN, you must use the requester's form if it is substantially similar to this Form W-9.

Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are:

- An individual who is a U.S. citizen or U.S. resident alien,
- A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States,
- An estate (other than a foreign estate), or
- A domestic trust (as defined in Regulations section 301.7701-7).

Special rules for partnerships. Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax on any foreign partners' share of income from such business. Further, in certain cases where a Form W-9 has not been received, a partnership is required to presume that a partner is a foreign person, and pay the withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States, provide Form W-9 to the partnership to establish your U.S. status and avoid withholding on your share of partnership income.

The person who gives Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States is in the following cases:

- The U.S. owner of a disregarded entity and not the entity,

Cat. No. 10231X Form W-9 (Rev. 10-2007)